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                                                                    EXHIBIT 99.1

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News Release
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Contact:
Stacy Hendricks                                                        Mark Lamb
Public Relations Manager                             Investor Relations Director
Onyx Software                                                      Onyx Software
(425) 519-9253                                                    (425) 519-4034
stacyh@onyx.com                                                   markl@onyx.com
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                                                           For Immediate Release
                                                                February 7, 2001


        Onyx Software Corporation Announces Firm Underwritten Offering

Bellevue, Wash. - Onyx Software Corporation (Nasdaq: ONXS) today announced a firm underwritten offering of 2,500,000 shares of its common stock at a price of $13.50 per share from its shelf registration statement. Onyx estimates the net proceeds to be $31,275,000 after deducting the estimated costs associated with the offering. In addition, Onyx has granted Dain Rauscher Wessels, the sole underwriter for the offering, an option to purchase up to 375,000 shares of its common stock to cover over-allotments, if any.

Onyx intends to use the net proceeds for design and construction of tenant improvements in its new corporate headquarters, expansion of its field office facilities, additional working capital and other general corporate purposes, as well as the possible acquisition of or investment in complementary businesses, products and technologies.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This offering is being made by means of a prospectus supplement to a prospectus that is part of the company's shelf registration previously filed with the Securities and Exchange Commission.

Copies of the prospectus and the prospectus supplement can be obtained from Dain Rauscher Wessels, Attention: Syndicate Department, 60 South Sixth Street, Minneapolis, MN 55402, phone 612-371-2818 or by calling the Company.

This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the quarter ending September 30, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.